Exhibit 99.1
Harmonic Announces First Quarter Results
Strong Year-over-Year Sales and Earnings Growth; Expanding Range of Customers Worldwide;
Extending Technology Leadership with Award-Winning New Products
SUNNYVALE, Calif.— April 23, 2008—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary and unaudited results for the quarter ended March 28, 2008.
For the first quarter of 2008, the Company reported net sales of $87.3 million, up 24% from $70.2 million in the first quarter of 2007. The strong year-over-year revenue growth reflected continued success with longstanding domestic cable and satellite customers, as well as sales to an expanding range of new customers worldwide that are deploying a variety of innovative new video services. International sales grew proportionately to domestic sales, and represented 39% of revenue for the first quarter of 2008, compared to 40% in the same period of 2007.
The Company achieved higher gross margins in the first quarter of 2008, both year-over-year and sequentially, as it continued to execute its strategy to develop and acquire new products and solutions that provide significant and differentiated value to its customers. In particular, the improvement in gross margins reflected increased deployments of Harmonic’s new edge QAM products in on-demand, switched digital and modular CMTS applications worldwide. In recent periods, including the first quarter of 2008, gross margins have also benefitted from sourcing and cost efficiencies on higher volumes and from product design innovations.
GAAP net income for the first quarter of 2008 was $13.4 million, or $0.14 per diluted share, up from $1.1 million, or $0.01 per diluted share, for the same period of 2007. Excluding non-cash accounting charges for stock-based compensation expense and the amortization of intangibles, the non-GAAP net income for the first quarter of 2008 was $16.6 million, or $0.17 per diluted share, up from $5.3 million, or $0.07 per diluted share, for the same period of 2007. See “Use of Non-GAAP Financial Measures” and “GAAP to non-GAAP Reconciliation” below.
As of March 28, 2008, the Company had cash, cash equivalents and short-term investments of $278.9 million, up from $269.3 million as of December 31, 2007.
“We are very pleased with our strong operating performance in the first quarter, with both sales and gross margins exceeding expectations,” said Patrick Harshman, President and Chief Executive Officer. “We saw strong revenue from our domestic cable and satellite customers, as they continue to expand their on-demand and high-definition channel offerings. We also continued to see strong growth outside of the US, as we extended our global customer base throughout Europe, Asia and Latin America.”
“Our newest IP-based systems and solutions are winning prominent industry awards and continuing to strengthen our technology leadership. Our products for advanced video delivery continue to be selected to power many of the high profile digital video deployments worldwide, driving our growth and continued customer diversification, while also improving our gross margins and profitability. We have also continued to improve the efficiency of our operations and inventory management, and strengthen our balance sheet. At the same time, we are investing in the future of our business and introducing exciting new products that address the powerful trends toward more high-definition, on-demand and anytime, anywhere video, which continue to reshape the video delivery marketplace.”

Business Outlook
The Company anticipates that the combined net sales for the second and third quarters of 2008 will be in a range of $170 to $180 million and gross margins will be 46% to 48% on a GAAP basis. Non-GAAP gross margins for the same period, excluding stock-based compensation expense and the amortization of intangibles, are anticipated to be in a range of 48% to 50%.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 42477573). The replay will be available after 6:00 p.m. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 42477573).
About Harmonic Inc.
Harmonic Inc. is a leading provider of versatile and high performance video solutions that enable service providers to efficiently deliver the next generation of broadcast and on-demand video services, including high definition, video-on-demand, network personal video recording and time-shifted TV. Cable, satellite, broadcast and telecom service providers can utilize Harmonic’s digital video, broadband optical access and software solutions to offer consumers a compelling and personalized viewing experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to: our belief that our products for advanced video delivery will continue to be selected to power many digital video deployments worldwide; our expectation that we will continue to improve the efficiency of our operations and inventory management, and strengthen our balance sheet; our expectation that we will continue to invest in the future of our business and introduce exciting new products; and our expectations regarding net sales, GAAP gross margins and non-GAAP gross margins for the second and third quarters of 2008. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: we will not identify or complete selective acquisitions; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products; and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2007 and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
EDITOR’S NOTE – Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 28, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$182,375	$129,005
Short-term investments	96,515	140,255
Accounts receivable, net	56,812	69,302
Inventories	33,086	34,251
Prepaid expenses and other current assets	15,622	20,995

Total current assets	384,410	393,808

Property and equipment, net	14,141	14,082

Goodwill, intangibles and other assets	66,350	67,889

	$464,901	$475,779

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	11,603	20,500
Income taxes payable	508	481
Deferred revenue	29,710	37,865
Accrued liabilities	40,783	51,686

Total current liabilities	82,604	110,532

Accrued excess facilities costs	8,667	9,907
Income taxes payable, long-term	9,210	8,908
Other non-current liabilities	12,371	12,019

Total liabilities	112,852	141,366

Stockholders’ equity:
Common stock	2,250,974	2,246,969
Accumulated deficit	(1,899,032)	(1,912,386)
Accumulated other comprehensive income/(loss)	107	(170)

Total stockholders’ equity	352,049	334,413

	$464,901	$475,779

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 28, 2008	March 30, 2007
Net sales	$87,277	$70,236

Cost of sales	44,998	43,084

Gross profit	42,279	27,152

Operating expenses:
Research and development	13,193	10,992
Selling, general and administrative	17,448	15,675
Amortization of intangibles	160	111

Total operating expenses	30,801	26,778

Income from operations	11,478	374

Interest and other income, net	2,803	973

Income before income taxes	14,281	1,347

Provision for income taxes	927	231

Net income	$13,354	$1,116

Net income per share
Basic	$0.14	$0.01

Diluted	$0.14	$0.01

Shares used to compute net income per share:
Basic	94,052	78,963

Diluted	95,212	80,076

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 28, 2008	March 30, 2007
	(In thousands)
Cash flows from operating activities:
Net income	$13,354	$1,116
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Amortization of intangibles	1,625	1,075
Depreciation	1,729	1,689
Stock-based compensation	1,520	1,209
Loss (gain) on disposal and impairment of fixed assets	8	(83)
Other non-cash adjustments, net	136	(157)
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	12,424	6,253
Inventories	1,167	(4,553)
Prepaid expenses and other assets	5,191	2,091
Accounts payable	(8,897)	(8,635)
Deferred revenue	(7,479)	(5,252)
Income taxes payable	264	(266)
Accrued excess facilities costs	(1,573)	(1,144)
Accrued and other liabilities	(7,592)	(5,548)

Net cash provided by (used in) operating activities	11,877	(12,205)

Cash flows provided by investing activities:
Purchases of investments	(9,990)	(22,165)
Proceeds from sale of investments	53,765	24,825
Acquisition of property and equipment, net	(1,796)	(1,410)
Acquisition of Rhozet, net of cash received	(2,828)	—

Net cash provided by investing activities	39,151	1,250

Cash flows from financing activities:
Proceeds from issuance of common stock, net	2,395	4,537
Repayments under bank line and term loan	—	(460)
Repayments of capital lease obligations	—	(21)

Net cash provided by financing activities	2,395	4,056

Effect of exchange rate changes on cash and cash equivalents	(53)	10

Net increase (decrease) in cash and cash equivalents	53,370	(6,889)
Cash and cash equivalents at beginning of period	129,005	33,454

Cash and cash equivalents at end of period	$182,375	$26,565

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 28,		March 30,
	2008		2007
Product
Video Processing	$34,786	40%	$25,948	37%
Edge & Access	39,665	45%	35,625	51%
Software, Services and Other	12,826	15%	8,663	12%

Total	$87,277	100%	$70,236	100%

Geography
United States	$53,593	61%	$42,323	60%
International	33,684	39%	27,913	40%

Total	$87,277	100%	$70,236	100%

Market
Cable	$51,566	59%	$50,528	72%
Satellite	21,536	25%	9,462	13%
Telco & Other	14,175	16%	10,246	15%

Total	$87,277	100%	$70,236	100%

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
-	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

-	Excess Facilities

The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating and subleasing portions of its Sunnyvale campus and to the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

-	Product Discontinuance

In connection with the restructuring of its operations in the UK, the Company recorded charges for excess inventory in connection with discontinued products. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
-	Stock-Based Compensation Expense

The Company has incurred stock-based compensation expense in cost of sales and operating expenses as required under FAS 123R. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other public companies.

-	Impairment and Amortization of Intangibles

The Company has incurred amortization of intangibles related to acquisitions the Company has made. Management excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other public companies because these expenses will vary if and when the Company makes additional acquisitions.

Harmonic Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three Months Ended March 28, 2008			Three Months Ended March 30, 2007
		Operating			Operating
(In thousands)	Gross Margin	Expense	Net Income	Gross Margin	Expense	Net Income
GAAP	$42,279	$30,801	$13,354	$27,152	$26,778	$1,116

Cost of sales related to severance costs				188		188
Cost of sales related to product discontinuance				772		772
Cost sales related to stock based compensation expense	228		228	208		208
Research and development expense related to severance costs					(334)	334
Research and development expense related to stock based compensation expense		(553)	553		(390)	390
Selling, general and administrative expense related to severance costs					(131)	131
Selling, general and administrative expense related to stock based compensation expense		(739)	739		(611)	611
Selling, general and administrative expense related to excess facilities costs		(96)	96		(439)	439
Amortization of intangibles	1,421	(160)	1,581	964	(111)	1,075

Non-GAAP	$43,928	$29,253	$16,551	$29,284	$24,762	$5,264

GAAP income per share – basic			$0.14			$0.01

GAAP income per share –diluted			$0.14			$0.01

Non-GAAP income per share – basic			$0.18			$0.07

Non-GAAP income per share –diluted			$0.17			$0.07

Shares used in per-share calculation – basic			94,052			78,963

Shares used in per-share calculation – diluted			95,212			80,076